EXHIBIT 13.2
Certification by the Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Carl Yeung, Chief Financial Officer of ATA Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.
Date: September 14, 2009

By:	/s/ Carl Yeung

	Name:	Carl Yeung
	Title:	Chief Financial Officer
Exh. 13.2-1